Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 18, 2009, with respect to the consolidated financial statements and schedule of Polymer Group, Inc. (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109,” FASB Statement No. 123 (revised 2004), “Share-Based Payment” and FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”) and internal control over financial reporting included in the Annual Report of Polymer Group, Inc. on Form 10-K for the fiscal year ended January 3, 2009 which are incorporated by reference in this Registration Statement.  We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Charlotte, North Carolina
June 18, 2009